UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2017
(Date of earliest event reported)
Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(Zip Code)

(404) 995-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2017, Atlantic Capital Bancshares, Inc. and Atlantic Capital Bank, N.A. (together, the “Company”) entered into a Separation Agreement with D. Michael Kramer in connection with Mr. Kramer’s previously announced resignation from his position as President and Chief Operating Officer of the Company.
The Separation Agreement provides for benefits to and imposes obligations upon Mr. Kramer. Specifically, subject to his execution and non-revocation of a release of claims and his compliance with certain provisions of the employment agreement, dated as of June 5, 2015, among the Company, the Bank and Mr. Kramer, as amended (the “Employment Agreement”), and the Separation Agreement (including, but not limited to, the restrictive covenants contained therein), Mr. Kramer is entitled to receive the following payments and benefits under the Separation Agreement:

•	all accrued but unpaid base salary through December 22, 2017 (the “Separation Date”);

•	a cash payment of $407,265, which represents one (1) times his base salary;

•	a cash payment of $183,269, which represents one (1) times his target bonus opportunity, under the Company’s Executive Officer Short Term Incentive Plan (the “STI Plan”) for 2017;

•	a cash payment of $150,000, which represents the pro-rata portion of his STI Plan bonus opportunity deemed earned for 2017;

•	a cash payment of $612,883, which represents accrued awards deemed earned under the Company’s Long Term Incentive Plan;

•	acceleration of 14,000 shares of unvested restricted stock and 120,680 unvested options and extension of the post-termination exercise period for options; and

•	reimbursement of COBRA premiums for 12 months following termination, so long as he is not entitled to obtain insurance from a subsequent employer.
The payment representing one (1) times his base salary will be paid over a 12-month period, commencing with the first payroll date that occurs on or after February 20, 2018, and the payment representing one (1) times his target bonus opportunity under the STI Plan will be paid in a lump sum within 30 days after the one-year anniversary of the Separation Date. The remaining payments other than the reimbursement of COBRA premiums will be paid in a lump sum on January 31, 2018. To the extent required by Section 409A of the Internal Revenue Code of 1986, the payments of any amounts due under the Separation Agreement may be deferred. In addition, payments are subject to forfeiture and clawback provisions in the event that Mr. Kramer engages in certain prohibited activities.
Mr. Kramer also reaffirmed his obligations under the restrictive covenants set forth in the Employment Agreement, with the exception that the geographic scope of his noncompete covenant has been expanded to include geographic areas in which the Company and its subsidiaries have conducted business during the term of his employment.
In addition, Mr. Kramer has agreed that he is not entitled to any benefits under any severance, change in control, retirement, bonus, incentive or other policy, plan or program maintained by the Company or its subsidiaries.
The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

Exhibit 10.1	Separation Agreement, dated October 25, 2017, by and among Atlantic Capital Bancshares, Inc., Atlantic Capital Bank, N.A. and D. Michael Kramer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:    October 26, 2017
By: /s/ Patrick T. Oakes
Name: Patrick T. Oakes
Title:     Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated October 25, 2017, by and among Atlantic Capital Bancshares, Inc., Atlantic Capital Bank, N.A. and D. Michael Kramer.